Exhibit 99.1

NEWS

From Beacon Roofing Supply, Inc., Herndon, VA	For Use Upon Receipt

Beacon Roofing Supply Announces Pricing of Senior Notes Offering in Connection with its Acquisition of Roofing Supply Group

HERNDON, VA, September 24, 2015 (BUSINESS WIRE)-- Beacon Roofing Supply, Inc. (Nasdaq: BECN) (“Beacon”) announced today that it has priced its previously-announced private offering of $300 million aggregate principal amount of its 6.375% senior notes due 2023 (the “Notes”). The initial offering price to investors will be 100% of the principal amount of the Notes. The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The offering is expected to close on October 1, 2015, subject to customary closing conditions and the substantially concurrent consummation of Beacon’s previously announced acquisition of Roofing Supply Group (“RSG”). Beacon intends to use the net proceeds from the offering of the Notes, together with borrowings under its anticipated new senior secured credit facilities, to pay the cash consideration for the RSG acquisition, to refinance certain of Beacon’s existing indebtedness, to repay certain existing indebtedness of RSG and to pay related transaction premiums, fees and expenses.

The Notes and related subsidiary guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S under the Securities Act. The Notes and related subsidiary guarantees have not been registered under the Securities Act, or any securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes offering is being made only by means of a private offering memorandum, and is not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

About Beacon Roofing Supply Inc.: Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and non-residential roofing materials and complementary building products, with 274 branches in 42 states in the United States and six provinces in Canada and over $2.3 billion in revenue in its 2014 Fiscal Year.

Forward-Looking Statements

This release contains information about management's view of Beacon's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of Beacon's latest Form 10-K. In addition, numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including without limitation, the possibility that the expected synergies, cost savings and tax efficiencies from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the Beacon and RSG businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk of customer attrition; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; and the ability to obtain the debt financing contemplated to fund the cash portion of the transaction consideration and the terms of such financing. The forward-looking statements included in this press release represent Beacon's views as of the date of this press release and these views could change. However, while Beacon may elect to update these forward-looking statements at some point, Beacon specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing Beacon's views as of any date subsequent to the date of this press release.